SharpSpring Reports Third Quarter 2017 Results

Strong Revenue Growth and Significantly Improved Gross Margins Highlight Third Quarter

GAINESVILLE, FL – November 8, 2017 – SharpSpring, Inc. (NASDAQ: SHSP), a global provider of cloud-based marketing technologies, reported financial results for the third quarter ended September 30, 2017.

Third Quarter 2017 Financial Results from Continuing Operations

●	Flagship SharpSpring product revenues grew 29% from $2.5 million in Q3 last year to $3.2 million this year, and was 95% of total revenues in the quarter.

●	Overall revenue increased 13% to $3.4 million from $3.0 million in the same year-ago period, which includes legacy products.

●	Gross profit increased to 65% of revenue, or $2.2 million, in the third quarter of 2017 from 58% of revenue, or $1.7 million, in the third quarter of 2016.

●	Net loss from continuing operations totaled $1.7 million, or $0.20 per share, compared to a net loss from continuing operations of $1.2 million, or $0.15 per share, in the third quarter of 2016.

●	Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $1.3 million, compared to an adjusted EBITDA loss of $1.0 million in the same year-ago period.

●	Core net loss from continuing operations (a non-GAAP metric reconciled below) totaled $1.3 million, or $0.16 per share, compared to core net loss from continuing operations of $693,000, or $0.08 per share, in the same year-ago period.

●	At quarter-end, the company had $6.3 million in cash and no debt.

Third Quarter 2017 Operational Highlights

●	Added a record 258 new SharpSpring customers, up 24% from the prior quarter, and finished the quarter with 1,327 agency customers and over 6,400 businesses using the flagship platform.

●	Expanded integration with PieSync, further extending the SharpSpring platform by providing users with native in-app two-way contact syncing with more than 80 cloud-based platforms.

●	Launched a new visual workflow builder to enhance the SharpSpring solution by simplifying the creation of complex automation tasks and allowing marketers to visualize the process as their campaigns are created.

Management Commentary

“The third quarter represented a significant return to growth in new customer wins with the best sales quarter in SharpSpring’s history,” said company CEO Rick Carlson. “After adding a record 258 new customers in Q3, we now have more than 1,327 agency partners and over 6,400 businesses using our platform.

“As expected, we are now seeing the positive effects of our increased sales and marketing initiatives and are reaping the benefits from the strengthening customer pipeline that we built up in the first half of the year. We are working to continually refine and improve those strategies to attract and win new customers in a more efficient and profitable manner. Looking ahead, SharpSpring is increasingly well positioned to benefit from the growing adoption of marketing automation solutions. As we continue to execute on our long-term growth plan, we believe we have the right foundation in place to capitalize on our pipeline and leverage our infrastructure as we grow.”

Conference Call

SharpSpring management will hold a conference call today (November 8, 2017) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Rick Carlson and CFO Edward Lawton will host the call, followed by a question and answer period.

U.S. dial-in number: 877-451-6152

International number: 201-389-0879

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at investors.sharpspring.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through November 29, 2017.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay ID: 13671804

About SharpSpring, Inc.

SharpSpring, Inc. (NASDAQ: SHSP) is a rapidly growing, highly-rated global provider of affordable marketing automation delivered via a cloud-based Software-as-a Service (SaaS) platform. Thousands of businesses around the world rely on SharpSpring to generate leads, improve conversions to sales, and drive higher returns on marketing investments. Known for its innovation, open architecture and free customer support, SharpSpring offers flexible monthly contracts at a fraction of the price of competitors making it an easy choice for growing businesses and digital marketing agencies. Learn more at www.sharpspring.com.

Non-GAAP Financial Measures

Adjusted EBITDA, core net loss and core net loss per share are “non-GAAP financial measures” presented as supplemental measures of the company’s performance. These metrics are not presented in accordance with United States generally accepted accounting principles, or GAAP. The company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. A reconciliation of net loss to these measures is included for your reference in the financial section of this earnings press release.

Important Cautions Regarding Forward-Looking Statements

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1. A “Risk Factors” in our most recent Form 10-K and other risks to which our Company is subject, and various other factors beyond the Company’s control. Except to the extent required by law, the Company undertakes no obligation to update or revise (publicly or otherwise) any forward-looking statements to reflect subsequent events, new information or future circumstances.

Company Contact:

Edward Lawton

Chief Financial Officer

617-500-0122

IR@sharpspring.com

Investor Relations:

Liolios Group, Inc.

Matt Glover or Tom Colton

949-574-3860

SHSP@liolios.com

SharpSpring, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue	$3,411,580	$3,010,307	$9,681,433	$8,688,723

Cost of services	1,210,088	1,269,473	3,776,353	3,350,996
Gross profit	2,201,492	1,740,834	5,905,080	5,337,727

Operating expenses:
Sales and marketing	1,801,701	1,445,152	5,025,539	4,084,446
Research and development	703,392	612,117	2,094,309	1,651,809
General and administrative	1,353,972	1,232,996	3,941,877	3,171,052
Change in earn out liability	-	-	-	219,473
Intangible asset amortization	132,298	298,823	395,690	1,068,839

Total operating expenses	3,991,363	3,589,088	11,457,415	10,195,619

Operating loss	(1,789,871)	(1,848,254)	(5,552,335)	(4,857,892)

Other income (expense), net	(2,708)	105,104	75,895	474,983

Loss before income taxes	(1,792,579)	(1,743,150)	(5,476,440)	(4,382,909)
Provision (benefit) for income tax	(111,059)	(519,293)	(1,004,899)	(1,334,800)

Net loss from continuing operations	(1,681,520)	(1,223,857)	(4,471,541)	(3,048,109)
Net income from discontinued operations, net of tax	-	-	-	10,187,451
Net income (loss)	$(1,681,520)	$(1,223,857)	$(4,471,541)	$7,139,342

Net loss per share from continuing operations
Basic net loss per share	$(0.20)	$(0.15)	$(0.53)	$(0.39)
Diluted net loss per share	$(0.20)	$(0.15)	$(0.53)	$(0.39)

Net income per share from discontinued operations
Basic net income per share	$-	$-	$-	$1.32
Diluted net income per share	$-	$-	$-	$1.32

Net income (loss) per share
Basic net income (loss) per share	$(0.20)	$(0.15)	$(0.53)	$0.92
Diluted net income (loss) per share	$(0.20)	$(0.15)	$(0.53)	$0.92

Weighted average common shares outstanding
Basic	8,399,920	8,345,750	8,383,639	7,741,351
Diluted	8,399,920	8,345,750	8,383,639	7,741,351

SharpSpring, Inc.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$6,316,883	$8,651,374
Accounts receivable	687,491	1,261,923
Income taxes receivable	2,043,479	1,355,180
Other current assets	298,801	1,396,642
Total current assets	9,346,654	12,665,119

Property and equipment, net	843,606	905,345
Goodwill	8,870,649	8,845,394
Intangibles, net	2,458,128	2,850,635
Deferred income taxes	34,732	32,996
Deposits	26,022	30,464
Total assets	$21,579,791	$25,329,953

Liabilities and Shareholders' Equity
Accounts payable	$887,474	$498,534
Accrued expenses and other current liabilities	575,406	953,171
Deferred revenue	276,673	280,159
Income taxes payable	448,694	484,349
Total current liabilities	2,188,247	2,216,213

Deferred income taxes	287,434	195,495
Total liabilities	2,475,681	2,411,708

Shareholders' equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	8,433	8,381
Additional paid in capital	28,134,643	27,556,398
Accumulated other comprehensive loss	(365,945)	(445,055)
Accumulated deficit	(8,589,021)	(4,117,479)
Treasury stock	(84,000)	(84,000)
Total shareholders' equity	19,104,110	22,918,245

Total liabilities and shareholders' equity	$21,579,791	$25,329,953

SharpSpring, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income (loss)	$(1,681,520)	$(1,223,857)	$(4,471,541)	$7,139,342
Deduct: Income from discontinued operations, net of income taxes	-	-	-	10,187,451
Net loss from continuing operations	(1,681,520)	(1,223,857)	(4,471,541)	(3,048,109)

Adjustments to reconcile income from continuing operations:
Depreciation and amortization	204,197	355,026	602,780	1,169,043
Non-cash stock compensation	199,686	163,935	559,437	499,763
Deferred income taxes	25,960	-	24,775	(82,974)
(Gain)/loss on disposal of property and equipment	3,481	120,225	3,481	128,978
Non-cash change in value of earn out liability	-	-	-	219,473
Non-cash gain from escrow claim	-	-	-	(84,000)
Unearned foreign currency gain/loss	72,091	(77,163)	52,346	(159,089)
Changes in assets and liabilities:
Accounts receivable	112,757	(258,588)	618,140	(301,602)
Other assets	(69,059)	(79,019)	103,345	(334,641)
Income taxes, net	(181,537)	(3,078,095)	(680,297)	(3,369,621)
Accounts payable	289,283	173,658	366,469	120,660
Accrued expenses and other current liabilities	130,111	480,868	(323,378)	379,324
Deferred revenue	24,895	(191,053)	(13,093)	(228,472)
Net cash provided by (used in) operating activities - Continuing operations	(869,655)	(3,614,063)	(3,157,536)	(5,091,267)
Net cash provided by (used in) operating activities - Discontinued operations	-	-	-	785,830
Net cash provided by (used in) operating activities	(869,655)	(3,614,063)	(3,157,536)	(4,305,437)

Cash flows from investing activities
Purchases of property and equipment	(15,224)	(290,950)	(148,555)	(442,231)
Acquisitions of customer assets from resellers	-	(71,764)	(64,268)	(548,278)
Changes in restricted cash	-	250,000	-	-
Net cash provided by (used in) investing activities - Continuing operations	(15,224)	(112,714)	(212,823)	(990,509)
Net cash provided by (used in) investing activities - Discontinued operations	-	-	1,000,000	13,945,548
Net cash provided by (used in) investing activities	(15,224)	(112,714)	787,177	12,955,039

Cash flows used in financing activities:
Payment to reduce earn out	-	-	-	(1,207,929)
Proceeds from exercise of stock options	17,500	-	18,859	1,125
Net cash provided by (used in) financing activities - Continuing operations	17,500	-	18,859	(1,206,804)
Net cash provided by (used in) financing activities - Discontinued operations	-	-	-	-
Net cash provided by (used in) financing activities	17,500	-	18,859	(1,206,804)

Effect of exchange rate on cash	(18,633)	7,588	17,009	14,730

Change in cash and cash equivalents	(886,012)	(3,719,189)	(2,334,491)	7,457,528

Cash and cash equivalents, beginning of period	7,202,895	15,335,363	8,651,374	4,158,646

Cash and cash equivalents, end of period	$6,316,883	$11,616,174	$6,316,883	$11,616,174

SharpSpring, Inc.

RECONCILIATION TO ADJUSTED EBITDA

(Unaudited, in Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net loss from continuing operations	$(1,682)	$(1,224)	$(4,472)	$(3,048)
Provision (benefit) for income tax	(111)	(519)	(1,005)	(1,335)
Other (income) expense, net	3	(105)	(76)	(475)
Depreciation & amortization	204	355	603	1,169
Non-cash stock compensation	200	164	559	500
Acquisition-related charges	38	-	68	219
Restructuring charges	-	294	-	394
Adjusted EBITDA	(1,348)	(1,035)	(4,323)	(2,576)

SharpSpring, Inc.

RECONCILIATION TO CORE NET LOSS AND CORE LOSS PER SHARE

(Unaudited, in Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net loss from continuing operations	$(1,682)	$(1,224)	$(4,472)	$(3,048)
Amortization of intangible assets	132	299	396	1,069
Non-cash stock compensation	200	164	559	500
Acquisition-related charges	38	-	68	219
Restructuring charges	-	294	-	394
Gain from escrow claim	-	-	-	(260)
Tax adjustment	(23)	(226)	(181)	(518)
Core net loss from continuing operations	$(1,335)	$(693)	$(3,630)	$(1,644)

Core net loss per share from continuing operations	$(0.16)	$(0.08)	$(0.43)	$(0.21)
Weighted average common shares outstanding	8,400	8,346	8,384	7,741